Exhibit 99.2

HMS confidential. Do not distribute. Jeff Sherman, CFO – September 7, 2016 Baird 2016 Global Healthcare Conference

Forward Looking Statements This presentation contains "forward - looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward - looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward - looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to successfully integrate Essette's operations; our ability to successfully execute our strategy of building out a care management technology solutions platform; our ability to acquire suitable acquisition candidates on acceptable terms; changes in the U.S. healthcare environment or healthcare financing system; our ability to retain customers or the loss of one or more major customers; the unexpected reduction in scope or termination of a significant contract; intellectual property rights, confidential and proprietary information; our ability to execute our business plans or growth strategy; development and implementation of new product solutions or new process improvements; our ability to maintain effective information and technology systems and networks, and to protect them from damage, interruption or breach, including cyber - security breaches and other disruptions; the nature of investment and acquisition opportunities we are pursuing, and the successful execution or integration of such investments and acquisitions; the failure to realize the full value of goodwill or intangible assets from acquisitions; our ability to attract and retain qualified employees and key personnel; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10 - K and subsequent filings with the Securities and Exchange Commission. Any forward - looking statements are made as of the date of this presentation. Except as may be required by law, we disclaim any obligation to publicly update forward - looking statements, whether as a result of new information, future events or otherwise.

3 What We Do Today Coordination of Benefits Solutions Payment Integrity Solutions

Care Analytics and Risk Management Solutions 4 Coordination of Benefits Solutions Payment Integrity Solutions A New Solution for Customers

5 Why Essette ? ▪ A proven, scalable, and market leading web - based care management and care coordination platform ▪ Increased marketplace focus on compliance, improved outcomes and patient engagement ▪ An added product offering to meet the needs of HMS customers

6 Why Now? ▪ Payers are increasingly seeking innovative solutions to manage their members through the care continuum ▪ This acquisition is an important first step in our strategy to build a broad foundation of technology and service solutions to help customers better manage quality, cost and compliance across all lines of business

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